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KPMG LLP                               KPMG Letterhead
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Advantus Mortgage Securities Fund, Inc.:


We consent to the use of our report dated November 5, 1999 incorporated by reference herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.




                                       KPMG LLP


Minneapolis, Minnesota
January 13, 2000